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                                                                  Exhibit 99.1



                                            Contact:   Scott R. Meyerhoff
                                                       Chief Financial Officer
                                                       (770) 840-2530



 THE INTERCEPT GROUP, INC. ACQUIRES DIRECT ACCESS INTERACTIVE, INC. TO ENHANCE
                         INTERNET BANKING CAPABILITIES

  ALSO MAKES INVESTMENT IN DERIVION CORPORATION TO INCLUDE INTERNET-BASED BILL
                  PRESENTMENT AND PAYMENT IN PRODUCT OFFERING




NORCROSS, Georgia (March 9, 1999) . The InterCept Group, Inc. (AMEX: ICG) today announced the acquisition of Direct Access Interactive, Inc. in exchange for approximately 150,000 shares of the Company's common stock. The transaction will be accounted for as a pooling of interests. Based in Memphis, Tennessee, Direct Access Interactive provides telephone and Internet banking services to financial institutions located in the southern and midwestern United States. As of March 1, 1999, Direct Access Interactive had approximately 130 customers.

     "We believe the acquisition of Direct Access Interactive and specifically, the addition of an Internet banking product to our strong product offering, represents an exciting opportunity for InterCept and for our customers," commented John W. Collins, chairman of the board and chief executive officer of The InterCept Group, Inc. "Our operating strategy is to enable community banks to make their product delivery more efficient by using state-of-the art technology and therefore provide their customers with faster, more responsive service. As a result of rapidly changing technology and increasing consumer acceptance of the Internet, we believe the demand for Internet banking services will continue to accelerate and community financial institutions need to respond and deliver these services in a dependable way in order to be competitive. InterCept believes it is positioning community banks for the future by leveraging the power of secure Internet technology to provide the convenient delivery channels that their customers demand. We are very excited about the prospect of offering this innovative product to our growing customer base, which currently represents over 690 community banks, as well as the opportunity to market this product to new customers."


     "We are very pleased to be associated with The InterCept Group," said Kevin Jones, president of Direct Access Interactive, Inc. "This relationship will provide us with the critical support and expertise we need to grow our business as well as provide access to new customers. Intercept has a solid reputation among community banks and we believe we can add value to their suite of products and services with our telephone and Internet banking capabilities."
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     Intercept also announced it has made an equity investment in Derivion
Corporation, an Atlanta, Georgia-based developer of Internet-based electronic bill presentment and payment services ("EBPP") targeted primarily to mid-tier companies. Using Open Financial Exchange ("OFX") standards, Derivion's Internet application is being developed to allow consumers to have their bills presented on-line and pay them directly to the service provider or through any OFX-enabled Internet bank.

     Collins added, "This investment is an appropriate fit with our Internet strategy and again reflects our commitment to offer the most advanced technology to our community bank customers. We believe that Internet -based EBPP technology is the next step in expanding our service offering and will be an important area of growth in the evolution of electronic commerce for financial institutions. We are excited about our relationship with this new company and the opportunity to offer this technology to community banks through our EFT network. We believe that this investment, in addition to our acquisition of Direct Access Interactive, will provide InterCept with a tremendous competitive advantage with the opportunity to not only expand our product offering with reliable Internet solutions but also enhance our ability to attract new customers."

     The InterCept Group, Inc. is a financial technology and services company that provides community financial institutions a single source for a variety of services including EFT/ATM processing, debit card programs, core banking software & processing, data communications management, equipment sales & service, and merchant portfolio management. It also offers InterCept Switch, "The Surcharge-Free Network" to member financial institutions wishing to provide surcharge free ATM services to their customers. Each of these products and services helps keep community financial institutions competitive in today's marketplace. Additional information about The InterCept Group can be found on the Internet at www.intercept.net.


     This release contains statements which constitute forwardlooking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company and its management with respect to, among other things: (i) the anticipated impact of certain events and circumstances; (ii) trends affecting the Company; and (iii) the Company's growth and operating strategy. Words like "may," "will," "anticipate," "believe," "intend," "plans," "allows," "strategy" are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of the Company's brief combined operating history, its ability to obtain and manage growth, risks related to acquisitions and the integration of acquired assets and businesses, acceptance and reliability of new technologies, customer attrition, competition and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in InterCept's Registration Statement on Form S-1 (Registration No. 333-47197), as declared effective on June 9, 1998.